EXHIBIT 2.1







                            ASSET PURCHASE AGREEMENT


                                  BY AND AMONG


                      AMERICAN GAMING & ELECTRONICS, INC.,
                              A NEVADA CORPORATION,

                                       AND

                      AMERICAN GAMING & ELECTRONICS, INC.,
                            A NEW JERSEY CORPORATION,

                                       AND

                 AMERICAN GAMING & ELECTRONICS OF FLORIDA, INC.,
                             A FLORIDA CORPORATION,

                                       AND

                 BEN DOMENICO AND JAMES IRVIN AND DAVE MYSEL AND
                                ROCKY D'AQUILANTE



                          DATED AS OF JANUARY 12, 2000

                                TABLE OF CONTENTS

                                                                                                               PAGE

ARTICLE I

         PURCHASE AND SALE OF ASSETS..............................................................................1
                  1.1      Assets.................................................................................1
                  1.2      Excluded Assets........................................................................1
                  1.3      Cooperation Following the Closing Date.................................................2
                  1.4      Regulatory Matters.....................................................................2

ARTICLE II

         CONSIDERATION AND MANNER OF PAYMENT......................................................................2
                  2.1      Purchase Price.........................................................................2
                                    2.1.1   Inventory Review......................................................2
                                    2.1.2   At Closing............................................................2
                                    2.1.3   Post-Closing..........................................................3
                  2.2      Adjustment.............................................................................3
                                    2.2.1   Actual Net Tangible Assets Schedule...................................3
                                    2.2.2   Protest Notice........................................................3
                                    2.2.3   Resolution of the Sellers' Protest....................................3
                  2.3      Assumed Liabilities....................................................................4
                  2.4      No Expansion of Third Party Rights.....................................................4
                  2.5      Excluded Liabilities...................................................................4
                  2.6      Allocation of Purchase Price...........................................................4
                  2.7      Transferee Liability...................................................................5
                  2.8      Waiver of Resolutory Conditions........................................................5
                  2.9      Condition of Assets....................................................................5
                  2.10     Regulatory Expenses....................................................................5

ARTICLE III

         REPRESENTATIONS AND WARRANTIES...........................................................................5
                  3.1      Representations and Warranties of Sellers and the Shareholders.........................5
                                    3.1.1   Organization Good Standing; Qualification.............................5
                                    3.1.2   Authority.............................................................6
                                    3.1.3   Subsidiaries..........................................................6
                                    3.1.4   Articles of Incorporation, Bylaws, Officers and Directors ............6
                                    3.1.5   Capital Stock.........................................................6
                                    3.1.6   Assets................................................................6
                                    3.1.7   No Consents...........................................................7
                                    3.1.8   Absence of Undisclosed Liabilities....................................8
                                    3.1.9   Taxes.................................................................8
                                    3.1.10  Contracts.............................................................8
                                    3.1.11  Real Property.........................................................8
                                    3.1.12  Litigation............................................................9

                                    3.1.13  Compliance with Laws.................................................10
                                    3.1.14  Intellectual Property................................................10
                                    3.1.15  Transactions Not a Breach............................................10
                                    3.1.16  Conduct of the Business..............................................11
                                    3.1.17  Insurance Policies...................................................11
                                    3.1.18  Licenses.............................................................11
                                    3.1.19  Employees............................................................11
                                    3.1.20  Personnel Agreements and Labor Relations.............................12
                                    3.1.21  Environmental Matters................................................13
                                    3.1.22  Welfare and Benefit Plans............................................14
                                    3.1.23  Customers............................................................15
                                    3.1.24  Suppliers............................................................15
                                    3.1.25  Interest of Sellers in Customers, Etc................................15
                                    3.1.26  Affiliate Transactions...............................................15
                                    3.1.27  Books and Records....................................................16
                                    3.1.28  Product Liability....................................................16
                                    3.1.29  Product Warranties...................................................16
                                    3.1.30  Brokers..............................................................16
                                    3.1.31  Gaming Regulatory Matters............................................16
                                    3.1.32  Y2K..................................................................17
                                    3.1.33  Customs..............................................................17
                                    3.1.34  No Misrepresentation.................................................17
                  3.2      Representations and Warranties of Buyer...............................................18
                                    3.2.1   Organization.........................................................18
                                    3.2.2   Authority............................................................18
                                    3.2.3   Transactions Not a Breach............................................18
                                    3.2.4   Brokers..............................................................18
                                    3.2.5   Due Diligence........................................................18
                                    3.2.6   No Misrepresentation.................................................18

ARTICLE IV

         CLOSING.................................................................................................19
                  4.1      Time and Place........................................................................19
                  4.2      Sellers Deliveries....................................................................19
                                    4.2.1   Bill of Sale and Assignment and Assumption Agreement.................19
                                    4.2.2   Employment Agreements................................................19
                                    4.2.3   Corporate Documents..................................................19
                                    4.2.4   Certificates of Good Standing........................................19
                                    4.2.5   Shareholder Purchase Agreement.......................................19
                                    4.2.6   Escrow Agreement.....................................................19
                                    4.2.7   Consents.............................................................19
                                    4.2.8   Opinion..............................................................19
                                    4.2.9   Resolutions..........................................................20
                                    4.2.10  Tax Clearance........................................................20
                                    4.2.11  Lien Searches........................................................20
                                    4.2.12  Transfer of Telephone Numbers........................................20
                                    4.2.13  Incumbency Certificate...............................................20

                                    4.2.14  Estoppel Certificates................................................20
                                    4.2.15  Other Documents......................................................20
                  4.3      Buyer Deliveries......................................................................20
                                    4.3.1   Purchase Price.......................................................20
                                    4.3.2   Bill of Sale and Assignment and Assumption Agreement.................20
                                    4.3.3   Employment Agreements................................................20
                                    4.3.4   Shareholder Purchase Agreement.......................................21
                                    4.3.5   Escrow Agreement.....................................................21
                                    4.3.6   Resolutions..........................................................21
                                    4.3.7   Opinion..............................................................21
                                    4.3.8   Incumbency Certificate...............................................21
                                    4.3.9   Guaranty Agreement...................................................21
                                    4.3.10  Other Documents......................................................21

ARTICLE V

         OTHER AGREEMENTS........................................................................................21
                  5.1      Books and Records.....................................................................21
                  5.2      Cooperation after Closing.............................................................21
                  5.3      Public Disclosure.....................................................................22
                  5.4      Mail..................................................................................22
                  5.5      Assumed Liabilities...................................................................22
                  5.6      Noncompetition and Confidentiality....................................................22
                                    5.6.1   Noncompetition.......................................................22
                                    5.6.2   Confidentiality......................................................23
                                    5.6.3   Blue Pencil..........................................................23
                                    5.6.4   Remedies.............................................................23
                  5.7      Taxes.................................................................................23
                  5.8      Transferee/Successor Liability........................................................23
                  5.9      American Gaming & Electronics Name....................................................24
                  5.10     Accounts Receivable Adjustment........................................................24
                  5.11     Buyer's 401(k) Plan...................................................................24

ARTICLE VI

         INDEMNIFICATION.........................................................................................24
                  6.1      Indemnification by Sellers............................................................24
                  6.2      Escrow Account........................................................................25
                  6.3      Indemnification by Buyer..............................................................25
                  6.4      Indemnification Procedure for Third Party Claims......................................26
                  6.5      Direct Claims.........................................................................27
                  6.6      Right of Set-Off......................................................................27
                  6.7      Survival of Representations and Warranties of Sellers and the Shareholders;
                           Time Limits on Indemnification Obligations............................................28
                  6.8      Survival of Representations and Warranties of Buyer; Time Limits on
                           Indemnification Obligations...........................................................28
                  6.9      Certain Limitations...................................................................28
                  6.10     Materiality...........................................................................29


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


                  6.11     Appointment of Representative.........................................................29

ARTICLE VII

         MISCELLANEOUS...........................................................................................29
                  7.1      Notice................................................................................29
                                    7.1.1   If to Buyer..........................................................30
                                    7.1.2   If to Sellers........................................................30
                                    7.1.3   If to Shareholders:..................................................30
                  7.2      Severability..........................................................................31
                  7.3      Successors............................................................................31
                  7.4      Documents.............................................................................31
                  7.5      Counterparts..........................................................................31
                  7.6      Expenses..............................................................................31
                  7.7      Governing Law.........................................................................32
                  7.8      Headings..............................................................................32
                  7.9      Assignment............................................................................32
                  7.10     No Strict Construction................................................................32
                  7.11     Definitions...........................................................................32
                  7.12     Entire Agreement......................................................................34
                  7.13     Third Parties.........................................................................35
                  7.14     Interpretative Matters................................................................35

                                LIST OF EXHIBITS

EXHIBIT
-------

Exhibit 2.1.1                           Valuation of Net Tangible Assets

Exhibit 2.1.2                           Form of Escrow Agreement

Exhibit 4.2.8                           Form of Legal Opinion

Exhibit 4.3.9                           Form of Guaranty Agreement

                                LIST OF SCHEDULES

SCHEDULE                                DESCRIPTION
--------                                -----------

Schedule 1.1                            Assets

Schedule 1.2                            Excluded Assets

Schedule 2.3                            Assumed Liabilities

Schedule 2.6                            Allocation of Purchase Price

Schedule 3.1.1                          Foreign Qualification

Schedule 3.1.3                          Subsidiaries

Schedule 3.1.4                          Officers and Directors

Schedule 3.1.6                          Condition of Assets

Schedule 3.1.7                          Consents

Schedule 3.1.8                          Undisclosed Liabilities

Schedule 3.1.10                         Contracts

Schedule 3.1.11                         Real Property

Schedule 3.1.12                         Litigation




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


Schedule 3.1.14                         Intellectual Property

Schedule 3.1.16                         Conduct of Business

Schedule 3.1.17                         Insurance Policies

Schedule 3.1.18                         Licenses

Schedule 3.1.19                         Employees

Schedule 3.1.20                         Personnel Agreements and Labor Relations

Schedule 3.1.22                         Employee Benefit Plans

Schedule 3.1.25                         Interest of Sellers in Customers, etc.

Schedule 3.1.26                         Affiliate Transactions

Schedule 3.1.28                         Product Liability

Schedule 3.1.29                         Product Warranties

Schedule 3.1.31                         Gaming Regulatory Matters

Schedule 3.1.32                         Y2K

Schedule 3.1.33                         Customs

Schedule 3.2.3                          Buyer: Transactions Not A Breach

Schedule 6.1.5                          Indemnification by Seller




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


                            GLOSSARY OF DEFINED TERMS

TERM                                                                                              SECTION REFERENCE
----                                                                                              -----------------
"Accounting Principles".....................................................................................3.1.6.2

"Accounts".....................................................................................................5.10

"Actual Net Tangible Assets"..................................................................................2.2.1

"Actual Net Tangible Assets Schedule".........................................................................2.2.1

"Adjustment Protest Notice"...................................................................................2.2.2

"Affiliate"....................................................................................................7.11

"Affiliate Transactions".....................................................................................3.1.26

"AGE"..................................................................................................Introduction

"AGE Florida"..........................................................................................Introduction

"Agreement"............................................................................................Introduction

"Assets"........................................................................................................1.1

"Assumed Liabilities"...........................................................................................2.3

"Business".............................................................................................Introduction

"Buyer Indemnified Party".......................................................................................6.1

"Buyer"................................................................................................Introduction

"Buyer's 401(k) Plan...........................................................................................5.11

"Buyer's Agreements"..........................................................................................3.2.2

"Calendar Day".................................................................................................7.11

"Cash Payment"................................................................................................2.1.2

"Claims"...................................................................................................3.1.12.1

"Closing".......................................................................................................4.1

"Closing Date"..................................................................................................4.1


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
TERM                                                                                              SECTION REFERENCE
----                                                                                              -----------------
"COBRA"........................................................................................................7.11

"Code".........................................................................................................7.11

"Collection Period"............................................................................................5.10

"Consents"....................................................................................................3.1.7

"Continuing Employee"......................................................................................3.1.19.2

"Contracts"..................................................................................................3.1.10

"Defense Counsel"...............................................................................................6.4

"Defense Notice"................................................................................................6.4

"Direct Claim"..................................................................................................6.5

"Disputed Accounts"............................................................................................5.10

"Employee Benefit Plans".......................................................................................7.11

"Environmental Laws"...........................................................................................7.11

"ERISA"........................................................................................................7.11

"Escrow Account"..............................................................................................2.1.2

"Escrow Agreement"............................................................................................2.1.2

"Excluded Liabilities"..........................................................................................2.5

"Excluded Assets"...............................................................................................1.2

"Gaming Authorities".........................................................................................3.1.31

"Gaming Laws"................................................................................................3.1.31

"Gaming Licenses"............................................................................................3.1.31

"Governmental Entity"..........................................................................................7.11

"Hazardous Substances".........................................................................................7.11

"Indemnified Party".............................................................................................6.4

"Indemnifying Party"............................................................................................6.4

"Independent Auditor".........................................................................................2.2.3

TERM                                                                                              SECTION REFERENCE
----                                                                                              -----------------
"Intellectual Property"........................................................................................7.11

"Inventory Review"............................................................................................2.1.1

"KPMG Statement"..............................................................................................2.1.1

"Law"..........................................................................................................7.11

"Licenses".....................................................................................................7.11

"Liens"........................................................................................................7.11

"Losses"........................................................................................................6.1

"Net Tangible Assets".........................................................................................2.1.1

"ordinary course of business"..................................................................................7.11

"Person".......................................................................................................7.11

"Plan Affiliate"...............................................................................................7.11

"Plans"......................................................................................................3.1.22

"Post Closing Payment" .......................................................................................2.1.3

"Proceeds"......................................................................................................6.9

"Proposed Net Tangible Assets"................................................................................2.1.1

"Purchase Price"................................................................................................2.1

"Real Property"..............................................................................................3.1.11

"Representative"...............................................................................................6.11

"Regulatory Matters"       .....................................................................................1.4

"Seller Indemnified Party"......................................................................................6.3

"Sellers"..............................................................................................Introduction

"Sellers' Agreements".........................................................................................3.1.2


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


TERM                                                                                              SECTION REFERENCE
----                                                                                              -----------------
"Shareholder Purchase Agreement".......................................................................Introduction

"Shareholders".........................................................................................Introduction

"Tax"..........................................................................................................7.11

"Term"........................................................................................................5.6.1

"Territory"...................................................................................................5.6.1

"Third Party Claim".............................................................................................6.4

"to Sellers' knowledge"........................................................................................7.11

"to the knowledge of Seller,"..................................................................................7.11

"Transaction Documents".........................................................................................2.5

"Wells-Gardner"........................................................................................Introduction








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



                            ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made as of this 12TH day of January, 2000, by and among AMERICAN GAMING & ELECTRONICS, INC., a Nevada corporation ("Buyer"), each of AMERICAN GAMING & ELECTRONICS, INC., a New Jersey corporation, ("AGE"), and AMERICAN GAMING & ELECTRONICS OF FLORIDA, INC., a Florida corporation ("AGE Florida" and collectively with AGE, the "Sellers"), and each of Ben Domenico, James Irvin, Dave Mysel and Rocky D'Aquilante, shareholders of Sellers (collectively "Shareholders"). Capitalized terms that are not otherwise defined in this Agreement are defined in SECTION 7.11.

     WHEREAS, AGE and AGE Florida are engaged in the business of the design, sale, marketing, manufacturing, distribution and service of new and remanufactured gaming machines and parts for gaming machines (the "Business") and have principal offices located at 19 Tilton Street, Hammonton, New Jersey 08037; 6255 McLeod Drive, Suite 22, Las Vegas, Nevada 89120; and 2046 McKinley Street, Hollywood, Florida 33020.

     WHEREAS, Sellers desire to sell to Buyer and Buyer desires to purchase from Sellers, certain of the assets of Sellers, which are used in or arise out of the conduct of the Business, upon the terms and subject to the conditions hereinafter set forth.

     WHEREAS, concurrent with the execution of this Agreement, Buyer and Shareholders are executing the Shareholder Purchase Agreement whereby Buyer will agree to purchase certain assets owned by the Shareholders (the "Shareholder Purchase Agreement").

     WHEREAS, Buyer is a wholly-owned subsidiary of Wells-Gardner Electronics Corporation, an Illinois corporation ("Wells-Gardner").

     NOW, THEREFORE, in consideration of the mutual covenants of the parties set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                    ARTICLE I

                           PURCHASE AND SALE OF ASSETS

     1.1 Assets. On the terms and subject to the conditions hereinafter set forth, at the Closing, Sellers shall sell, convey, transfer, assign and deliver to Buyer, free and clear of all Liens, and Buyer shall purchase from Sellers, all of Sellers' right, title and interest in and to certain property and assets which are used in or arise out of the conduct of the Business or are considered to be assets of Sellers in connection with the Business as of the Closing Date, wherever located (collectively, the "Assets"). The Assets shall include only the rights and assets set forth on Schedule 1.1 attached hereto.

     1.2 Excluded Assets. Notwithstanding anything to the contrary contained herein, the Assets do not include the rights or assets listed on Schedule 1.2 attached hereto or any other rights or assets not listed on Schedule 1.1 attached hereto (collectively, the "Excluded Assets").


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



     1.3 Cooperation Following the Closing Date. To the extent any Excluded Asset may be, in the opinion of Buyer, necessary or appropriate to conduct the Business, Sellers agree to provide Buyer with access to such Excluded Assets so long as and to the extent that such Excluded Assets are necessary or appropriate to conduct the Business following the Closing Date.

     1.4 Regulatory Matters. Buyer, Sellers and Shareholders understand that as of the Closing Date the State of New Jersey has not granted a transactional waiver to Buyer to conduct gaming related business with casinos in New Jersey. Accordingly, only non-gaming related products will be sold and distributed in New Jersey and Connecticut until such time as the transactional waiver is granted and becomes effective in New Jersey and an exemption is granted in Connecticut. Furthermore, this Agreement and the transactions contemplated hereby shall only be effective to the extent permissible in New Jersey until such time as the transactional waiver is granted by the New Jersey Casino Control Commission.


                                   ARTICLE II

                       CONSIDERATION AND MANNER OF PAYMENT

     2.1 Purchase Price. The aggregate purchase price to be paid for the Assets shall be an amount equal to the Net Tangible Assets (as defined below), plus $360,000 (collectively, the "Purchase Price"); provided however that in no event shall the Purchase Price exceed $1,400,000. The Purchase Price is payable by Buyer to Sellers as follows:

          2.1.1 Inventory Review. Prior to the Closing Date, Sellers shall cause their representatives to undertake a joint physical count and review of the Sellers' inventory as of the Closing Date (the "Inventory Review"). Buyer and representatives of the Buyer's auditor, KPMG LLP ("KPMG"), will be present during the Inventory Review. Based on the results of the Inventory Review, Sellers will calculate the amount of the Net Tangible Assets. The "Net Tangible Assets" shall be the sum of cash, accounts receivable, inventory, net property, plant and equipment, and other assets, less the sum of accounts payable, other current liabilities and other liabilities, to the extent that such liabilities are deemed to have been incurred in the ordinary course of business, and all such components of Net Tangible Assets shall be evaluated and calculated in accordance with Exhibit 2.1.1 hereto (the "Proposed Net Tangible Assets").

          2.1.2 At Closing.

                (a) Cash. On the Closing Date, Buyer shall pay to the Sellers cash in an amount (the "Cash Payment") equal to the Proposed Net Tangible Assets minus $619,385.25, which shall be deposited into the Escrow Account (as defined below) in accordance with this SECTION 2.1. The Cash Payment shall be made at Closing by wire transfer of immediately available funds to an account of Sellers at a bank or banks specified by Sellers in wire transfer instructions provided to Buyer at least two (2) Calendar Days prior to the Closing Date.

                (b) Escrow Account. On the Closing Date, Buyer shall deposit $619,385.25 into a separate segregated interest bearing escrow account (the "Escrow Account") to be held by Buyer in accordance with the terms of an escrow agreement to be executed by Buyer, Sellers and Shareholders simultaneously herewith in the form of Exhibit 2.1.2(b) (the "Escrow Agreement") and drawn upon by Buyer in connection with any indemnification obligations of Sellers and/or Shareholders pursuant to the limitations set forth in SECTION 6.3 hereof and Section 6.2 of the Shareholder Purchase Agreement. To the extent available, the cash in the Escrow Account shall be released from the Escrow Account and distributed to Sellers and Shareholders in accordance with the terms and conditions set forth in the Escrow Agreement.

          2.1.3 Post-Closing. On the date which is the earlier of one hundred twenty (120) Calendar Days following Closing or thirty (30) Calendar Days after the final determination of the Actual Net Tangible Asset Schedule (as defined below) in accordance with SECTION 2.2 below, Buyer shall pay to Sellers cash (the "Post Closing Payment") in an amount equal to the lesser of (a) $1,400,000 less the Actual Net Tangible Assets, or (b) $360,000.

     2.2 Adjustment. Notwithstanding anything to the contrary contained herein, the Post Closing Payment shall be adjusted on a dollar for dollar basis, to the extent that the Actual Net Tangible Assets (as defined below) is not equal to the Proposed Net Tangible Assets determined as set forth below (provided, however, that in no event shall the Purchase Price exceed $1,400,000):

          2.2.1 Actual Net Tangible Assets Schedule. As soon as practicable after the Closing Date, KPMG will at Sellers' cost prepare a statement of net assets acquired as of the Closing Date (the "KPMG Statement"). Buyer shall, within seven (7) Calendar Days of its receipt of the KPMG Statement prepared in accordance with Exhibit 2.1.1, deliver to Sellers and Shareholders a schedule setting forth the Actual Net Tangible Assets (the "Actual Net Tangible Assets") as determined by the KPMG Statement (the "Actual Net Tangible Assets Schedule").

          2.2.2 Protest Notice. Within 20 Calendar Days of their receipt of the Actual Net Tangible Assets Schedule, the Sellers may deliver written notice (the "Adjustment Protest Notice") to the Buyer of any objections, and the basis therefor, which Sellers may have to the Adjustment Schedule. The failure of Sellers to deliver such Adjustment Protest Notice within the prescribed time period will constitute acceptance of the Actual Net Tangible Assets Schedule as proposed by Buyer as its final determination.

          2.2.3 Resolution of the Sellers' Protest. If Sellers and Buyer are unable to resolve any disagreement with respect to the Adjustment Schedule within 10 Calendar Days following Buyer's receipt of the Adjustment Protest Notice, then the items in dispute will be referred to an independent accounting firm not regularly used, and selected jointly, by Sellers and Buyer (the "Independent Auditor") for final determination within 30 Calendar Days after such referral, which determination shall be the Actual Net Tangible Assets; provided however that neither party shall be precluded from contesting the determination judicially. Buyer, Sellers and Shareholders shall provide all information, cooperation and assistance reasonably requested by the Independent Auditor in conducting such review. The fees and expenses of the Independent Auditor shall be borne by the losing party or, to the extent each party prevails in part, each party shall pay the fees and expenses to the extent it is the losing party, as determined by the Independent Auditor. In the event that the Independent Auditor's determination is contested judicially, the losing party shall pay the fees and expenses, including reasonable attorneys' fees and costs, incurred in connection with such litigation by the other party or parties to such litigation.

     2.3 Assumed Liabilities. From and after the Closing Date, Buyer will assume and agree to pay, defend, discharge and perform when due only those liabilities set forth on Schedule 2.3 (all such liabilities and obligations to be so assumed by Buyer pursuant to this SECTION 2.3 being referred to collectively as the "Assumed Liabilities").

     2.4 No Expansion of Third Party Rights. The assumption by Buyer of the Assumed Liabilities shall not expand the rights or remedies of any third party against Buyer or Sellers as compared to the rights and remedies which such third party would have had against Sellers had Buyer not assumed the Assumed Liabilities. Without limiting the generality of the preceding sentence, the assumption by Buyer of the Assumed Liabilities shall not create any third party beneficiary rights.

     2.5 Excluded Liabilities. Notwithstanding anything to the contrary contained in this Agreement, the Shareholder Purchase Agreement or any agreement, document, certificate or instrument being delivered pursuant to such agreements (collectively, the "Transaction Documents"), and regardless of whether such liability is disclosed in this Agreement or any of the Transaction Documents or on any Schedule or Exhibit hereto or thereto, Buyer will not assume, agree to pay, perform or discharge or in any way be responsible for any Excluded Liabilities. As used herein, the term "Excluded Liabilities" means any and all debts, liabilities or obligations of Sellers or any Employee Benefit Plan, of any kind or nature whatsoever other than the Assumed Liabilities (whether due or to become due, fixed or unfixed, choate or inchoate, secured or unsecured, absolute or contingent, direct or indirect, asserted or unasserted, known or unknown, and regardless of whether such debts, liabilities or obligations relate to Sellers' Business). Unless such items are otherwise specifically included in the Assumed Liabilities, the Excluded Liabilities shall include, without limitation, (i) any liabilities or obligations whatsoever relating, directly or indirectly, to any Excluded Assets, including, without limitation, any trade creditors, bank debt, payroll or payroll tax liabilities, payments due to any current or former employee of Sellers for amounts due under any bonus plan or incentive arrangement, income tax liabilities, severance liabilities to any current or former employee of Sellers, or liabilities with respect to any vacation pay, profit sharing or 401(k) contribution of such employees, (ii) any environmental or product liability claims arising out of or relating to the past, present or future conduct of Sellers, (iii) any contractual obligations or liabilities relating to any existing facilities used in connection with the Business, (iv) any liability of the Sellers or Shareholders for taxes, costs, and expenses incurred in connection with this Agreement and (v) the liability of Sellers or Shareholders under any "bulk sales" or similar law or statute relating to the transfer of the Assets hereunder.

     2.6 Allocation of Purchase Price. The Purchase Price shall be allocated among the Assets and between the Sellers as set forth on Schedule 2.6. The parties agree to report on their respective tax returns the transactions which are the subject of this Agreement in a manner consistent with the allocation set forth in Schedule 2.6. Notwithstanding the foregoing, Buyer and Sellers hereby agree that $250,000 of the Purchase Price shall be in consideration for Sellers' agreement not to compete contained in SECTION 5.6.1 hereof.

     2.7 Transferee Liability. Prior to the Closing Date, Sellers agree to notify the appropriate state taxing authority of the transfers contemplated hereunder and obtain a certificate from such authority showing that all tax, penalty and interest assessed against or due from Sellers has been paid, or a clearance certificate from such authority showing that no tax, penalty or interest has been assessed against and is due and unpaid from Sellers.

     2.8 Waiver of Resolutory Conditions. Sellers agree and acknowledge that upon effectuation of the Closing, the sale of the Assets as described herein will be complete and final, and the failure of Buyer to pay or perform any obligations hereunder, other than payment of the Purchase Price in accordance with SECTION 2.1 (subject to a right of set-off, if applicable), shall not be cause for the resolution and/or rescission of the transfer of such Assets, and Sellers confirm that the sale of the Assets contemplated by this Agreement shall contain no resolutory conditions whatsoever. Sellers also waive any and all rights to a vendor's lien and privilege or any other Liens or privileges against, or rights in or to, the Assets purchased hereunder.

     2.9 Condition of Assets. Other than as described herein, Sellers and Shareholders make no warranties, express or implied, to Buyer concerning the Assets, including, but not limited to, the condition of the Assets, the merchantability of the Assets, or the Assets' fitness for any purpose. Further, Buyer acknowledges that the Assets are purchased AS IS and WITH ALL FAULTS. Notwithstanding the above, Sellers and Shareholders shall transfer to Buyer all warranties and guarantees with respect to the Assets they have received from third parties (including but not limited to manufacturers and suppliers of the Assets).

     2.10 Regulatory Expenses. Buyer acknowledges that all or part of the Business may be subject to the approval and licensing of federal, state, or local authorities and that Buyer will assume all costs and responsibility of complying with federal, state, and local regulatory and licensing requirements. Notwithstanding the above, Sellers and Shareholders shall take any and all actions Buyer, in good faith, deems reasonably necessary to comply with any federal, state, or local regulatory or licensing requirements.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     3.1 Representations and Warranties of Sellers and the Shareholders. Sellers and the Shareholders, jointly and severally, hereby represent and warrant to Buyer as of the Closing Date as follows:

          3.1.1 Organization Good Standing; Qualification. AGE is a corporation duly organized, validly existing, and in good standing under the laws of the State of New Jersey and has all requisite corporate power and authority to conduct the Business as it is now being conducted and to own or hold under lease the Assets. AGE Florida is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida and has all requisite corporate power and authority to conduct the Business as it is now being conducted and to own or hold under lease the Assets. Each of AGE and AGE Florida is qualified to do business as a foreign corporation in the jurisdictions set forth on Schedule 3.1.1, which constitutes all jurisdictions where the conduct of the Business requires such qualification.

          3.1.2 Authority. Each of the Sellers and the Shareholders have full right, power, and authority to enter into and perform their obligations under this Agreement, and all other agreements, documents, certificates and instruments delivered in connection with the transactions contemplated hereby, to which either of the Sellers or any of the Shareholders are a party and any other document to be delivered by such Sellers or Shareholders, as the case may be at Closing (collectively, the "Sellers' Agreements"). The execution and performance of this Agreement and the Sellers' Agreements will be duly authorized by all necessary corporate action on the part of Sellers. This Agreement has been, and the Sellers' Agreements once executed will be, duly and validly executed and delivered by each of the Sellers and each Shareholder and will constitute the valid and binding obligations of each of the Sellers and each Shareholder, enforceable against each of them in accordance with their respective terms.

          3.1.3 Subsidiaries. Except as scheduled on Schedule 3.1.3 hereto, neither of the Sellers has directly or indirectly, any equity or ownership interest in any Person.

          3.1.4 Articles of Incorporation, Bylaws, Officers and Directors. Each of the Sellers has previously delivered to Buyer true and complete copies of its Articles of Incorporation and all amendments thereof to date, certified by the appropriate Secretary of State, and its bylaws, as amended to date, certified by an officer of such Seller. Schedule 3.1.4 is a true and complete list of all of the officers and directors of each of the Sellers.

          3.1.5 Capital Stock. All shares of capital stock of each of the Sellers are validly issued, fully paid and non-assessable and are owned, beneficially and of record, by the Shareholders.

          3.1.6 Assets.

                3.1.6.1 Title. Except for the Assets purchased pursuant to the Shareholder Purchase Agreement, the Assets and the Excluded Assets constitute all of the property and assets which are considered part of and used in the Business and all of the assets necessary or useful to conduct the Business as presently conducted. Sellers have the right to convey, and upon the consummation of the transactions contemplated by this Agreement, Sellers will have conveyed, and Buyer will be vested with, good and marketable title and interest in and to the Assets, free and clear of all Liens.

                3.1.6.2 Assumed Liabilities. To Sellers' and Shareholders' knowledge, all Assumed Liabilities were and are recorded in accordance with the Accounting Principles (as defined below), consistently applied. Under the "Accounting Principles," accounting transactions, and books and records are kept and reported in the ordinary course of business on the actual basis of each transaction.

                3.1.6.3 Inventories. To Sellers' and Shareholders' knowledge, the inventory of Sellers listed as an Asset on Schedule 1.1 hereof is
          (i) of good and standard quality, (ii) in the case of raw materials, manufactured and purchased components, stores and work-in-process, usable in the normal manufacturing process of the finished products being manufactured on and after the Closing Date, (iii) in the case of finished goods, saleable in the ordinary course of business and in compliance with all state, federal and local regulations of the United States and any foreign country concerning any country of origin, health and safety or other required labeling. Such inventories are recorded in accordance with the Accounting Principles, consistently applied. All inventory consists of a quality and quantity historically usable or saleable in the ordinary course of business, and the reserve for obsolescence set forth therein is adequate to provide for obsolete or superseded items.

                3.1.6.4 Condition. The Assets are useable in the ordinary course of business and Sellers have maintained the Assets pursuant to Sellers' normal maintenance procedures consistent with past practice and custom. None of the Assets requires any repair or replacement except for maintenance in the ordinary course of business and all in-service equipment is in the condition customarily maintained by Sellers. Except as set forth on Schedule 3.1.6, none of the personal property of Sellers is held under any lease, security agreement, conditional sales contract or other title retention or security arrangement.

                3.1.6.5 Accounts Receivable. Sellers' accounts receivable have arisen in bona fide arm's-length transactions in the ordinary course of business. Except to the extent of any reserves for bad debts set forth on Schedule 3.1.6, all such receivables are valid and binding obligations of the account debtors without any counterclaims, set-offs or other defenses thereto and are collectable in the ordinary course of business.

          3.1.7 No Consents. Except as set forth on Schedule 3.1.7, each of the Sellers and Shareholders have full right, power and authority to sell the Assets to Buyer as provided in this Agreement without obtaining the consent or approval of any Governmental Entity or other Person. The execution and delivery by Sellers and the Shareholders of, and the performance by Sellers and the Shareholders of their respective obligations under, the Sellers' Agreements do not require Sellers or any Shareholder to obtain any consent, approval or waiver of any acceleration, termination or other right or remedy by, or to make any filing with or give any notice to, any other Person (the "Consents"), except as set forth in Schedule 3.1.7. Other than the Consents set forth in Schedule 3.1.7, no consents or approvals are necessary for the consummation of the transactions contemplated hereby in order to prevent a breach of, or default under, or modification or termination of any contract to which Sellers, the Business or any of the Assets are subject.

          3.1.8 Absence of Undisclosed Liabilities. Except as set forth in
     Schedule 3.1.8, Sellers have no liabilities or obligations of any nature with respect to the Business (whether absolute, accrued, contingent or otherwise) other than obligations under the Contracts that are set forth in
     Schedule 3.1.10 or that are required to be so set forth and which obligations are to be performed in the ordinary course of business, which obligations are apparent from the plain reading of such Contracts and (iv) those liabilities which relate to the Claims specifically disclosed in
     Schedule 3.1.12. None of the liabilities or obligations described in the preceding sentence and on the related schedules are the result of a breach of contract, breach of warranty, tort, infringement or lawsuit.

          3.1.9 Taxes. Sellers have paid all Taxes due and payable in connection with the Assets, and the operation of the Business as of the Closing. Sellers have timely filed all federal, state, county, local and foreign tax returns which they are required to have filed, and such returns are complete and correct. Any deficiencies proposed as a result of any governmental audits have been paid or settled, and there are no present disputes as to Taxes payable by Sellers. There are no unexpired waivers by Sellers of any statute of limitations with respect to any Taxes, and none of the Sellers or Shareholders are parties to any action or proceedings by any Governmental Entity for the collection or assessment of Taxes.

          3.1.10 Contracts. Attached hereto as Schedule 3.1.10 is a list of all contracts, agreements, licenses, sublicenses, understandings, instruments, obligations, relationships and commitments, oral or written, to which either Seller is a party or by which either Seller is bound or subject that relate, directly or indirectly, to the Business or the Assets (the "Contracts"), correct and complete copies of written Contracts and summaries of all oral Contracts which have been previously furnished to Buyer. Except as set forth on Schedule 3.1.10, all of the Contracts are in full force and effect and may be assigned to Buyer without the consent, approval, novation, waiver or notification of any Person. Except as noted in Schedule 3.1.10, Sellers are not in breach or default, and no event has occurred which the giving of notice or the passage of time or both would constitute a breach or default, under any Contract or any other obligation owed by Sellers, and, to the knowledge of Sellers and Shareholders, no event has occurred which with the giving of notice or the passage of time or both would constitute a breach or default by any other party to any such Contract or obligation.

          3.1.11 Real Property. To the knowledge of Sellers and Shareholders, Sellers have valid leasehold interests in all of the real property which it holds under the leases described in Schedule 3.1.11 (collectively, the "Real Property"), in each case free and clear of all Liens, except for those Liens described on Schedule 3.1.11. The Real Property constitutes all real properties used or occupied by Sellers in connection with the Business during the period beginning on January 1, 1999 and ending on the Closing Date. Schedule 3.1.11 also includes a correct and complete list, and a brief description of all real estate leased to and leased by Sellers, and all improvements thereon, with respect to the Business. With respect to the Real Property:

                 3.1.11.1 Easements. To the knowledge of Sellers and Shareholders, Sellers have all easements and rights necessary to conduct the Business;

                 3.1.11.2 Condemnation. To the knowledge of Sellers and Shareholders, no portion thereof is subject to any pending or threatened condemnation proceeding or proceeding by any public authority;

                 3.1.11.3 Condition. To the knowledge of Sellers and Shareholders, the buildings, plants, structures and fixtures located on the Real Property and owned, leased or used by Sellers, including without limitation, heating, ventilation and air conditioning systems, roof, foundation and floors, are in reasonably good condition and repair for their present use in Sellers' operations (subject to normal wear and tear or repairs), and are not in violation of any zoning or other ordinances, codes or regulations; nor has any written notice or any other notice of any claimed violation of any such ordinance been served on Sellers;

                 3.1.11.4 Subleases. Except for the encumbrances described in
          Schedule 3.1.11, there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of any parcel of Real Property;

                 3.1.11.5 Options. To the knowledge of Sellers and Shareholders, except as set forth in Schedule 3.1.11, there are no outstanding options or rights of first refusal to purchase any parcel of Real Property, or any portion thereof or interest therein;

                 3.1.11.6 Possession. Except as set forth in Schedule 3.1.11, there are no parties (other than Sellers) in possession of any parcel of Real Property, and Sellers enjoy peaceful and undisturbed possession under all leases to which either of them is a party for Real Property;

                 3.1.11.7 Utilities. To the knowledge of Sellers and Shareholders, all facilities located on each parcel of Real Property are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water and telephone, all of which services are adequate for the operation of the Business at such facilities as presently conducted or presently proposed by Sellers to be conducted in accordance with all applicable laws, ordinances, rules and regulations and are provided via public roads or via permanent, irrevocable, appurtenant easements benefitting the parcel of Real Property; and

                 3.1.11.8 Access. To the knowledge of Sellers and Shareholders, each parcel of Real Property abuts on and has direct vehicular access to a public road or access to a public road via a permanent, irrevocable, appurtenant easement benefitting the parcel of Real Property.

          3.1.12 Litigation. Except as set forth in Schedule 3.1.12 (which discloses the parties to, nature of, and relief sought for each matter to be disclosed):

                 3.1.12.1 Claims. There is no suit, action, proceeding, investigation, arbitration, mediation, claim or order pending or, to the knowledge of Sellers and Shareholders, threatened against Sellers or Shareholders (or pending or, to the knowledge of Sellers and Shareholders, threatened against any of the officers, directors or employees of Sellers with respect to the Business), or to which, either of Sellers is otherwise a party before any court or any other Governmental Entity which if adversely determined would adversely affect the Assets or the Business (collectively, "Claims"); and, to the knowledge of Sellers and Shareholders, there is no basis for any other such Claim.

                 3.1.12.2 Orders. Sellers are not subject to or bound by any judgment, order or decree of any court or any other Governmental Entity. Sellers has not received any opinion or memorandum from legal counsel to the effect that it is exposed to any liability or disadvantage that may be material to the Business, and neither of the Sellers is engaged in any legal action to recover monies due it or for damages sustained by it.

          3.1.13 Compliance with Laws. The Business, as conducted by Sellers, and the Assets are in compliance with, and do not violate in any respect, any applicable Law (including, but not limited to building and zoning ordinances, occupational health and safety laws and Environmental Laws, and any other statutes, ordinances or regulations). Except as set forth on
     Schedule 3.1.13, neither of Sellers nor any Shareholder has received any written or oral notice of or communication regarding any such violation or liability or any correspondence from any Governmental Entity relating thereto.

          3.1.14 Intellectual Property. Schedule 3.1.14 contains a complete and accurate description of all Intellectual Property of Sellers, including information regarding Sellers' ownership of such Intellectual Property and licenses, rights, or immunities in such Intellectual Property and the registration of such Intellectual Property. Sellers own all of the Intellectual Property, and all of the Intellectual Property is valid and in good standing, free and clear of any Liens, and to the knowledge of Sellers and Shareholders, is not being challenged in any way. Sellers have taken reasonable security measures to protect the secrecy, confidentiality and value of all trade secrets of Sellers used by Sellers in connection with the Business, including supplier and customer lists, business and marketing plans and studies and other technical data relating to the Business. To the knowledge of Sellers and Shareholders, Sellers have not infringed and are not now infringing on any copyright, trademark, service mark or trade name of, or belonging to, any Person and no Person has asserted any such claim.

          3.1.15 Transactions Not a Breach. The execution, delivery, or performance by Sellers and the Shareholders of this Agreement and the Sellers' Agreements will not:

                 (a) to the knowledge of Sellers and Shareholders, violate, conflict with, or result in a breach of any provision of any Law binding on Sellers and/or the Shareholders with respect to the Business or any of the Assets;

                 (b) violate or conflict with either Sellers' Articles of Incorporation or bylaws or with any provision of any contract, agreement, mortgage, note, bond, license, or other instrument or obligation of any kind or nature to which either Seller or any of the Shareholders is a party or by which either Seller, the Shareholders or any of the Assets may be bound or affected;

                 (c) constitute an event that would permit any party to terminate any agreement, or accelerate the maturity of any indebtedness or other obligation, to which either of Sellers or any of the Shareholders is a party or by which either of Sellers and/or any of the Shareholders is bound, and which is material to the operation of the Business or the ownership of the Assets;

                 (d) result in the creation or imposition of any Lien, security interest, charge, or encumbrance upon the Business or the Assets; or

                 (e) have a material adverse effect on the Business or the Assets.

          3.1.16 Conduct of the Business. Except as set forth in Schedule 3.1.16, since July 1, 1999, Sellers have conducted their businesses with respect to the Assets only in the ordinary course of business, and have incurred no liabilities in connection with the Assets other than in the ordinary course of business, and there has been no material adverse change in the assets, condition (financial or otherwise), operating results, employee or customer relations, business activities or prospects involving the Assets as of such date.

          3.1.17 Insurance Policies. Schedule 3.1.17 contains a complete and accurate list and description of all insurance policies (including "self-insurance" programs) now maintained by Sellers and all general liability policies maintained by Sellers during the past two years with respect to the Business and the Assets. Such policies are in full force and effect, Sellers are not in default under any of them, and no claim for coverage under any such policy has been denied.

          3.1.18 Licenses. Schedule 3.1.18 is a complete and accurate list of all of the Licenses and applications for licenses not yet issued which are held by Sellers or submitted by Sellers to any Governmental Entity in connection with the Business. Sellers are in compliance in all material respects with such Licenses all of which are, to the knowledge of Sellers and Shareholders, valid, binding, and in full force and effect. Except as disclosed in Schedule 3.1.18, each of the Licenses is freely transferable and will constitute part of the Assets.

          3.1.19 Employees.

                 3.1.19.1 Current Employees. Sellers previously have delivered to Buyer a correct and complete list setting forth (a) the name, job title, current salary or hourly compensation rate, accrued vacation and years of employment for each employee of Sellers in connection with the Business, and (b) the names and total annual compensation for all independent contractors and sales representatives who render services on a regular basis to Sellers in connection with the Business. Except as disclosed in Schedule 3.1.19, no such employee, sales representatives or independent contractor of Sellers has received any bonus or increase in compensation and there has been no general increase in the compensation or rate of compensation payable to any employees, sales representatives or independent contractors of Sellers since July 1, 1999, nor has there been any change in any Employee Benefit Plan or any promise by Sellers to employees or independent contractors orally or in writing of any bonus or increase in compensation or a general increase or change in any Employee Benefit Plan, whether or not legally binding. Except as disclosed in
          Schedule 3.1.19, to the knowledge of Sellers and Shareholders, no former or current employee or current or former officer or director of Sellers is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, non-competition, or proprietary rights agreement, between such employee, officer or director and any other Person that in any way adversely affected, affects, or will affect (x) the performance of his or her duties as an employee, officer, director, consultant, sales representatives or independent contractor of Buyer, or (y) the ability of Buyer to conduct the Business following the Closing Date.

                 3.1.19.2 Employment Offers. It is Buyer's intention to consider making an offer of employment to certain employees of Sellers (if employed by Buyer following the Closing Date, a "Continuing Employee") as of the Closing Date. Such employment shall not create any continuing right to employment for such individuals. The parties hereto agree that Sellers shall be solely responsible for all liabilities relating to or arising with respect to, directly or indirectly, any of Sellers' employees who do not accept Buyer's offer of employment, if made by Buyer, including without limitation, liabilities involving severance matters, COBRA, EEOC claims, workers' compensation claims and any other liabilities relating to or arising with respect to any Employee Benefit Plans. Sellers shall also be responsible, as between Buyer and Sellers, for any employment-related claims filed by any employees of Sellers (including the Continuing Employees) which were (i) filed prior to the Closing Date, (ii) filed after the Closing Date but which existed from facts and circumstances which arose prior to the Closing Date, or
          (iii) filed after the Closing Date but arose from the transactions contemplated in this Agreement.

          3.1.20 Personnel Agreements and Labor Relations. Except as indicated on Schedule 3.1.20, Sellers are not a party to or obligated in connection with the Business with respect to any (a) outstanding contracts with current or former employees, agents, consultants, advisers, salesmen, sales representatives, distributors, sales agents, independent contractors or dealers, or (b) collective bargaining agreements or contracts with any labor union or other representative of employees or any employee benefits provided by any such agreement. No strike, union organizational activity, allegation, charge or complaint of employment discrimination or other similar occurrence in connection with the Business has occurred or is pending or, to the knowledge of Sellers and Shareholders is, threatened against Sellers or Shareholders; nor do Sellers or Shareholders have knowledge of any basis for any such allegation, charge or complaint. To the knowledge of Sellers and Shareholders, Sellers have complied in all material respects with all applicable laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes. There are no administrative charges or court complaints pending or, to the knowledge of Sellers and Shareholders, threatened against Sellers or Shareholders in connection with the Business before the U.S. Equal Employment Opportunity Commission or any state or federal court or agency concerning alleged employment discrimination or any other matters relating to the employment of labor in connection with the Business; there is no unfair labor practice charge or complaint pending or threatened against Sellers or Shareholders before the National Labor Relations Board or any similar state or local body in connection with the Business; and no such charges or complaints have been brought against Sellers or Shareholders during the operation of the Business.

          3.1.21 Environmental Matters.

                 3.1.21.1 Compliance with Environmental Laws. To the knowledge of Sellers and Shareholders, Sellers are in compliance with all Environmental Laws. Sellers have not received notice of any violation or alleged violation of any such Environmental Laws. Sellers possess all required Licenses relating to health, safety or protection of the environment which, if not possessed, could result or has resulted in adverse consequences for the Business, the Assets, or a violation of any applicable Environmental Laws.

                 3.1.21.2 No Hazardous Substances. Sellers have never generated, transported, treated, stored, disposed of or otherwise handled, nor has there been a release or threatened release of, any Hazardous Substances in, under, upon or from any Real Property, equipment or other personal property now or heretofore owned, leased, used or operated by Sellers in connection with the Business or the Assets, except in compliance with all applicable Environmental Laws. To the knowledge of Sellers and Shareholders, there are no underground storage tanks under or upon any Real Property now or heretofore owned, leased, used or operated by Sellers in connection with the Business.

                 3.1.21.3 No Actions or Proceedings. Sellers have not, have not been subject to and have not received any notice of, any private, administrative or judicial inquiry, investigation, order or action, or notice of any intended private, administrative, or judicial action, relating to the presence or alleged presence of Hazardous Substances in, under or upon any Real Property, equipment or other personal property now or heretofore owned, leased, used or operated by Sellers in connection with the Business or any property, whether or not it was owned, leased, used or operated by Sellers, which was used by Sellers for the storage of inventory or production of finished goods or for the storage, treatment or disposal of any waste, product or by-product and to the knowledge of Sellers and Shareholders, there is no basis for any such inquiry, investigation, order, notice or action. There are no pending or, to Sellers' or Shareholders' knowledge, threatened actions or proceedings or notices of potential actions or proceedings from any Government Entity or any other Person against Sellers regarding any matter relating to any Environmental Law in connection with the Business, the Real Property or any property formerly owned or operated by Sellers in connection with the Business.

                 3.1.21.4 Continued Compliance. Without limiting any of the other representations or warranties of Sellers herein, to the knowledge of Sellers and Shareholders, there are and have been no past or present events, conditions, circumstances, activities, practices, incidents or actions which could be expected to interfere with or prevent continued compliance with any Environmental Law or license relating to the health, safety or protection of the environment or which may give rise to any legal liability or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation against Sellers or involving any Real Property or other property formerly owned, leased, used or operated by Sellers in connection with the Business, or the Assets, based on any condition, release, violation or alleged violation of any Environmental Law relating to health, safety or protection of the environment, including, without limitation, liability for clean- up costs, personal injury or property damage.

          3.1.22 Welfare and Benefit Plans. Schedule 3.1.22 is a list of all severance pay, vacation, sick leave, fringe benefit, medical, dental, life insurance, disability or other welfare plans, savings, profit sharing or other retirement plans and all bonus or other incentive plans, contracts, arrangements or practices (collectively, the "Plans") maintained or contributed to by the Sellers and in which any one or more of the current or former employees of the Sellers (including beneficiaries of employees or former employees) participates, is eligible to participate or has participated within the immediately preceding six years. Sellers have furnished Buyer with true and complete copies of all Plans that have been reduced to writing, and written summaries of the material terms of all unwritten Plans. All Plans are in compliance with all applicable provisions of ERISA, as well as with all other applicable federal, state and local statutes, ordinances and regulations. All material reports or other documents required by law or contract to be filed with any Governmental Entity, or distributed to Plan participants or beneficiaries, with respect to the Plans have been timely filed or distributed. Neither the Sellers nor any Plan Affiliates (as hereinafter defined) nor any trustee or any other fiduciary of any of the Plans have engaged in any prohibited transaction within the meaning of sections 406 and 407 of ERISA or section 4975 of the Code with respect to any of the Plans that has occurred during the six-year period preceding the date of this Agreement. Except as disclosed in Schedule 3.1.22, no Seller or any current or former Plan Affiliates has, during the past six years, maintained, or been obligated to contribute to, or incurred any liability with respect to, a Plan that is subject to the provisions of Title IV of ERISA, and neither of Sellers nor any Plan Affiliate has incurred any liability under section 4201 of ERISA with respect to any "multi-employer plan" (as such term is defined in section 4001(a)(3) of ERISA) or any other plan subject to Title IV of ERISA, and the consummation of the transactions contemplated by this Agreement will not constitute a complete or partial withdrawal from or with respect to any such "multi-employer plan" or other plan subject to Title IV of ERISA or any collective bargaining agreement to which either of Sellers is a party or by which the Seller is bound or otherwise give rise to any liability of either of Sellers in connection therewith. Each of the Plans maintained by either of Sellers which is intended to be "qualified" within the meaning of section 401(a) of the Code and any trust maintained in connection with any of the Plans which trust is intended to be so exempt under section 501(a) of the Code has been determined by the IRS to be so qualified and exempt, as the case may be, and such determinations have not been modified, revoked or limited and nothing has occurred (or failed to occur) since the receipt of such determination letters that would adversely affect any such Plan's qualification or any such trust's exempt status. Neither of Sellers maintains nor is obligated to provide benefits under any life, medical or health plan that provides benefits to retirees or other terminated employees other than COBRA and benefits under insured plans maintained by the Seller provided in the event an employee is disabled at the time of termination of the employee's employment with either of Sellers and the conversion privileges provided under such insured plans. Each of Sellers has complied with all of its obligations under COBRA, and will not incur any liability in connection with the benefit continuation rights under COBRA with respect to its employees or any other employees. No Plan is a multiple employer welfare arrangement. Any Plan that is funded through a "welfare benefit fund" as defined in section 419(e) of the Code has complied and continues to comply with all requirements of section 419 and 419A of the Code and regulations thereunder. Neither of Sellers maintains any unfunded deferred compensation arrangement with respect to any employee or former employee. All wages, salaries or other compensation payable pursuant to any Plan or other compensation arrangement has been paid or will be paid in full prior to the Closing and no amounts will be due and owing to any person, other than routine payments in the ordinary course.

          3.1.23 Customers. An accurate and complete list of the customers of the Business (by dollar volume of sales during 1998 and through the date of this Agreement) has been provided to Buyer. Except as reflected on such list, no customer who accounted for more than five percent (5%) of Sellers' gross sales during the years 1998 or 1999 has cancelled or otherwise terminated, modified, or, to Sellers' or Shareholders' knowledge, threatened to cancel or otherwise terminate, or to modify, its relationship with the Business on account of the transaction contemplated hereby or otherwise.

          3.1.24 Suppliers. An accurate and complete list of suppliers for the Business (by dollar volume of sales during 1998 and through the date of this Agreement) has been provided to Buyer. Except as reflected on such list, no supplier whose parts or products are related to more than five percent (5%) of the Sellers' gross sales during the years 1998 and 1999 has canceled or otherwise terminated, modified or, to Sellers' or Shareholders' knowledge, threatened to cancel or otherwise terminate, or to modify, its relationship with the Business on account of the transaction contemplated hereby or otherwise.

          3.1.25 Interest of Sellers in Customers, Etc. Except as set forth in
     Schedule 3.1.25, each of Sellers, their Affiliates, and the Shareholders do not have any direct or indirect interest in any competitor, supplier or customer of the Business or in any Person from whom or to whom Sellers lease any real or personal property or in any other Person with whom Sellers have any business relationship in connection with the Business.

          3.1.26 Affiliate Transactions. Schedule 3.1.26 contains a complete and accurate list of the parties to and the date, nature and amount of each transaction involving the transfer of any cash, property or rights to or from Sellers from, to, or for the benefit of any Affiliate or former Affiliate of Sellers other than compensation and distributions reflected in any financial records previously provided to Buyer ("Affiliate Transactions") within the two years preceding the date of this Agreement and any existing commitments of Sellers to engage in the future in any Affiliate Transactions. Except as noted in Schedule 3.1.26, each Affiliate Transaction was effected on terms substantially equivalent to those that would have been established in an arms-length negotiation.

          3.1.27 Books and Records. Since January 1, 1998, all the books, records and accounts of Sellers as they relate to the Business have been in all respects accurate and complete, and in accordance with the Accounting Principles (as defined in SECTION 3.1.6.2), consistently applied, and all laws, regulations and rules applicable to the Business, and accurately present and reflect, in all material respects, all of the transactions described therein.

          3.1.28 Product Liability. Except as listed on Schedule 3.1.28, no product liability or other tort claims have been made, or to Sellers' or Shareholders' knowledge threatened, against Sellers related to products sold by Sellers in connection with the Business in the past five years. To the knowledge of Sellers and Shareholders, there are no defects in the design or manufacture of products sold by Sellers in connection with the Business which could form the basis for a cause of action for product liability against Sellers.

          3.1.29 Product Warranties. Except as listed on Schedule 3.1.29, no product warranty claims have been made, or to Sellers' or Shareholders' knowledge threatened, against Sellers relating to the Business which remain unsatisfied and outstanding as of the Closing Date.

          3.1.30 Brokers. Sellers have not incurred any liability to any broker, finder, or agent, and there are no claims for any brokerage fees, finder's fees, or commissions in connection with the transactions contemplated hereby.

          3.1.31 Gaming Regulatory Matters. Sellers and/or Shareholders (as indicated) are the holders of the Licenses from the Governmental Entities with jurisdiction over the gaming activities of the Company (the "Gaming Authorities") as set forth on Schedule 3.1.31 (the "Gaming Licenses"). All of the Gaming Licenses are in full force and effect and are valid and enforceable in all respects in accordance with their respective terms. The Gaming Licenses constitute all of the Licenses required in connection with gaming for the operation of the Business and the Assets. Neither Sellers nor Shareholders are using the Assets or conducting the Business in connection with gaming in any jurisdiction in which gaming is not legally recognized, or where there are no gaming statutes, regulations, notices, orders or other legal requirements (the "Gaming Laws"). Each Seller has filed with the Gaming Authorities all applications, reports and other documents required by the Gaming Authorities in connection with the Gaming Licenses. There is no pending, or to the knowledge of Sellers or Shareholders, threatened, petition, complaint, objection, investigation or other action before any Gaming Authority or court to revoke, cancel, modify or fail to renew any Gaming License. Except as set forth on Schedule 3.1.31, Sellers, Shareholders and the Assets are in full compliance with all other Gaming Laws promulgated by the Gaming Authorities that is or was applicable to it or to the conduct or operation of the Business or the ownership or use of any of the Assets. Specifically, but not by way of limitation, if required, the Assets have been approved for use in gaming by the applicable Gaming Authorities. Neither Sellers nor Shareholders have received any notice or other communication (whether oral or written) from any Gaming Authority regarding: (i) any actual, alleged, possible or potential violation of, or failure to comply with, any legal requirement; or (ii) any actual, alleged, possible or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

          3.1.32 Y2K. Except as identified on Schedule 3.1.32, neither the computer software programs and information systems used by the Sellers, nor the products sold by Sellers, had or has characteristics or qualities that caused or may cause it to fail to (i) operate and produce data on or after January 1, 2000 (including taking into effect that such year is a leap year), (ii) use data based on time periods on or after January 1, 2000 (including taking into effect that such year is a leap year) accurately and without delay, interruption or error relating to the fact that the time at which and the date on which such software was or is operating was or is after 12:00 a.m. on January 1, 2000 (including taking into effect that such year is a leap year) or (iii) accept, calculate, process, maintain, store and output, accurately and without delay, interruption or error, at all times or dates, or both, whether before, on or after 12:00 a.m. January 1, 2000 (including taking into effect that such year is a leap year), and any time periods determined or to be determined based on such times or date or both. Sellers have no obligations under warranty agreements, service agreements or otherwise to rectify a Year 2000 defect.

          3.1.33 Customs. Each of Sellers and Shareholders has not violated the United States Foreign Corrupt Practices Act, which is enforced by the U.S. Justice Department and the U.S. Securities Exchange Commission. Each of Sellers and Shareholders, except as specified on Schedule 3.1.33, has complied with all United States laws and regulations governing the importation and exportation of products, parts, components, commodities, software and technology, including without limitation the laws and regulations administered by the following agencies: (1) the U.S. Customs Service of the U.S. Treasury Department; (2) the Office of Foreign Assets Control of the U.S. Treasury Department;

     (3) the Bureau of Export Administration of the U.S. Commerce Department; and (4) the Office of Defense Trade Controls of the U.S. State Department. Each of Sellers and Shareholders has complied fully with all United States laws and regulations prohibiting participation in the Arab League boycott of Israel, including without limitation all boycott reporting requirements administered by the Bureau of Export Administration of the U.S. Commerce Department and all boycott reporting requirements administered by the Internal Revenue Service of the U.S. Treasury Department. Each of Sellers and Shareholders is presently under no disability to engage in international business transactions by order of any agency of the United States Government, and that it or he has not been named at any time in the Denied Persons List or the Entity List published by the Bureau of Export Administration of the U.S. Commerce Department, or named as a Specially Designated National, Terrorist, Foreign Terrorist Organization, Narcotics Trafficker, Blocked Person or Vessel by the Office of Foreign Assets Control of the U.S. Treasury Department, or named in the Debarred Parties List published by the Office of Defense Trade Controls of the U.S. State Department. Each of Sellers and Shareholders shall notify Buyer immediately any time it and/or he is so named by one or more of the above agencies.

          3.1.34 No Misrepresentation. None of the information contained in the representations and warranties of Sellers and Shareholders set forth in this Agreement or in any of the Sellers' Agreements contain any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

     3.2 Representations and Warranties of Buyer. Buyer hereby represents and warrants to Sellers and the Shareholders as of the Closing Date as follows:

          3.2.1 Organization. Buyer is a corporation duly organized, existing, and in good standing under the laws of the State of Nevada.

          3.2.2 Authority. Buyer has full corporate power and authority to enter into and perform its obligations under this Agreement, and all other agreements, documents, certificates and instruments delivered in connection with the transactions contemplated hereby to which it is a party, and any other documents to be delivered by it at Closing (collectively, the "Buyer's Agreements") and to perform its obligations under this Agreement and the Buyer's Agreements. The execution and performance of this Agreement and the Buyer's Agreements will be duly authorized by all necessary corporate action on the part of Buyer, in accordance with Law and with Buyer's articles of incorporation and bylaws. This Agreement has been, and the Buyer's Agreements once executed will be, duly and validly executed and delivered by Buyer and will constitute the valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

          3.2.3 Transactions Not a Breach. Except as listed on Schedule 3.2.3 hereto, Buyer's execution and performance of this Agreement and the Buyer's Agreements will not materially violate, conflict with, or result in a material breach of any provision of any Law binding on Buyer or conflict with or result in the breach of any of the terms, conditions, or provisions of the Buyer's Articles of Incorporation or bylaws or of any contract, agreement, mortgage, or other instrument or obligation of any nature to which Buyer is a party or by which Buyer is bound.

          3.2.4 Brokers. With the exception of Mesirow Financial whose fees will be paid by Buyer, Buyer has not incurred any liability to any broker, finder, or agent, and there are no claims for any brokerage fees, finder's fees, or commissions in connection with the transactions contemplated hereby.

          3.2.5 Due Diligence. Buyer has had the opportunity to review certain of the records of Sellers including the due diligence submissions of Sterns & Weinroth and, based on such review, Buyer has no knowledge of any untrue representation or warranty of Sellers or Shareholders. Notwithstanding the foregoing, no due diligence investigation by Buyer or its representatives shall offset or limit the scope of Sellers' or Shareholders' representations, warranties or covenants in this Agreement or the Shareholder Purchase Agreement or any ancillary documents hereto or thereto or limit Sellers' or Shareholders' liability for breach thereof.

          3.2.6 No Misrepresentation. None of the information contained in the representations and warranties of Buyer set forth in this Agreement or in any of the Buyer's Agreements contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements contained herein or therein not misleading.


                                   ARTICLE IV

                                     CLOSING

     4.1 Time and Place. The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of James, Driggs, Walch, Santoro, Kearney, Johnson & Thompson in Las Vegas, Nevada on January 11, 2000 at 10:00 a.m. Pacific Time or at such other time, date and location as the parties may agree to in writing (the "Closing Date").

     4.2 Sellers Deliveries. Sellers shall, at their sole cost and expense, execute and deliver or cause to be executed and delivered to Buyer:

          4.2.1 Bill of Sale and Assignment and Assumption Agreement. A Bill of Sale, Assignment and Assumption Agreement duly executed by Sellers, in form and substance reasonably satisfactory to Buyer.

          4.2.2 Employment Agreements. Employment Agreements between Buyer and each of Ben Domenico, James Irvin, Dave Mysel and Mark Nocco, in form and substance reasonably satisfactory to Buyer.

          4.2.3 Corporate Documents. The Articles of Incorporation of each of AGE and AGE Florida, certified by the Secretaries of State of New Jersey and Florida respectively, as of a date not more than 10 Calendar Days prior to the Closing Date, and the bylaws of each of AGE and AGE Florida, certified by the Secretary of each of AGE and AGE Florida respectively, as in effect at the Closing.

          4.2.4 Certificates of Good Standing. Certificates of Good Standing, dated not more than five (5) Calendar Days prior to the Closing, with respect to each of AGE and AGE Florida issued by the Secretaries of State of New Jersey and Florida respectively and by the Secretary of State of each jurisdiction in which either AGE or AGE Florida is qualified to do business as a foreign corporation.

          4.2.5 Shareholder Purchase Agreement. The Shareholder Purchase Agreement, in form and substance reasonably satisfactory to Buyer.

          4.2.6 Escrow Agreement. The Escrow Agreement, in the form attached hereto as Exhibit 2.1.2.

          4.2.7 Consents. Any required Consents and certificates of assignment required of Sellers to transfer the Assets, Assumed Liabilities and the Contracts, and otherwise consummate the transactions contemplated hereby.

          4.2.8 Opinion. An opinion of James, Driggs, Walch, Santoro, Kearney, Johnson & Thompson, counsel for Sellers, dated as of the Closing Date, in the form attached hereto as Exhibit 4.2.8.

          4.2.9 Resolutions. Copies of resolutions of the Board of Directors and Shareholders of each of AGE and AGE Florida, certified by the Secretary of each of AGE and AGE Florida respectively, as having been duly and validly adopted and in full force and effect, authorizing the execution and delivery of this Agreement and the Sellers' Agreements and the performance of Sellers' obligations under this Agreement and the Sellers' Agreements and approval of the consummation of the transactions contemplated hereby.

          4.2.10 Tax Clearance. Tax clearance certificates or similar documents required by any state taxing authority in order to relieve Buyer of any obligation to withhold any portion of the Purchase Price, if previously obtained.

          4.2.11 Lien Searches. Such Uniform Commercial Code lien searches and such other instruments showing that there were no financing statements, judgments, taxes or other Liens outstanding against Sellers or any of the Assets as of the Closing Date or a date that is not more than ten (10) Calendar Days prior to the Closing Date.

          4.2.12 Transfer of Telephone Numbers. Evidence of transfer to Buyer of all telephone and facsimile numbers of the Business.

          4.2.13 Incumbency Certificate. Incumbency and specimen signature certificates dated as of the date hereof with respect to the officer of each of AGE and AGE Florida executing this Agreement and the Sellers' Agreements.

          4.2.14 Estoppel Certificates. Estoppel Certificates executed by the landlord of each parcel of Real Property, in form and substance reasonably satisfactory to Buyer.

          4.2.15 Other Documents. Such other documents and instruments as Buyer or its counsel may reasonably request.

     All documents delivered to Buyer shall be in form and substance reasonably satisfactory to Katten Muchin Zavis, counsel for Buyer. In addition to the above deliveries, Sellers shall take all steps and actions as Buyer may reasonably request or as may otherwise be necessary to put Buyer in possession or control of the Assets or to consummate the transactions contemplated hereby.

     4.3 Buyer Deliveries. Buyer shall execute and deliver or cause to be executed and delivered to Sellers simultaneously with delivery of the items referred to in SECTION 4.2 above:

          4.3.1 Purchase Price. A wire transfer of funds to Sellers and the Escrow Account in an amount equal to that required under SECTION 2.1.1.

          4.3.2 Bill of Sale and Assignment and Assumption Agreement. A counterpart of the Bill of Sale and Assignment and Assumption Agreement, referred to in SECTION 4.2.1, executed by Buyer.

          4.3.3 Employment Agreements. A counterpart of the Employment Agreements referred to in SECTION 4.2.2.

          4.3.4 Shareholder Purchase Agreement. A counterpart of the Shareholder Purchase Agreement referred to in SECTION 4.2.5.

          4.3.5 Escrow Agreement. A counterpart of the Escrow Agreement referred to in SECTION 4.2.6.

          4.3.6 Resolutions. Copies of resolutions of the Board of Directors of Buyer, certified by the secretary of Buyer as having been duly and validly adopted and in full force and effect, authorizing the execution and delivery of this Agreement and the Buyer's Agreements and the performance of Buyer's obligations under this Agreement and the Buyer's Agreements and approving the consummation of the transactions contemplated hereby;

          4.3.7 Opinion. An opinion of Katten Muchin Zavis, counsel for the Buyer, dated as of the Closing Date, in form and substance reasonably satisfactory to Sellers.

          4.3.8 Incumbency Certificate. Incumbency and specimen signature certificates dated as of the date hereof with respect to the officer of Buyer executing this Agreement and the Buyer's Agreements.

          4.3.9 Guaranty Agreement. The Guaranty Agreement, in the form attached hereto as Exhibit 4.3.9.

          4.3.10 Other Documents. Such other documents and instruments as Sellers or their counsel may reasonably request.

     All documents delivered to Sellers shall be in form and substance reasonably satisfactory to James, Driggs, Walch, Santoro, Kearney, Johnson & Thompson.

                                    ARTICLE V

                                OTHER AGREEMENTS

     5.1 Books and Records. After the Closing, no party hereto shall destroy (or permit the destruction of) any of the books and records pertaining to the Assets or the Business in such party's possession that may be required by the other party in connection with any tax audit, examination or other proceeding without first offering them to the other party in writing at least thirty (30) Calendar Days prior to the date of their proposed destruction. After the Closing Date, any party may inspect and make copies from such books and records in the possession of another party on reasonable notice and at reasonable times.

     5.2 Cooperation after Closing. From time to time after the Closing, at Buyer's request and without further consideration, Sellers will execute and deliver such other instruments of sale, transfer, conveyance and assignment and take such action (including assistance in the preparation of financial statements in connection with the Business) as Buyer may reasonably deem necessary in order more effectively to transfer, convey and assign to Buyer, and to confirm Buyer's title to the Assets.

     5.3 Public Disclosure. Buyer and Sellers shall consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law.

     5.4 Mail. All mail relating to the Assets that is delivered to Sellers or any of the Shareholders after the Closing Date shall forthwith be delivered to Buyer. All mail delivered after the Closing Date to Buyer which is addressed to Sellers or Shareholders and unrelated to the Assets or the Business shall promptly be forwarded to the addressee.

     5.5 Assumed Liabilities. Buyer agrees to discharge, as and when due, the Assumed Liabilities.

     5.6  Noncompetition and Confidentiality.

          5.6.1 Noncompetition. In furtherance of the sale of the Assets and the Business to Buyer hereunder by virtue of the transactions contemplated hereby and the Shareholder Purchase Agreement, and to more effectively protect the value of the Assets and the Businesses so sold, each of the Sellers and Shareholders covenants and agrees that, for a period ending on the later to occur of: the fourth anniversary of the Closing Date or the period ending on any date specified in any employment agreement between Buyer and any Shareholder regarding a similar covenant (the "Term"), Sellers and Shareholders will not (a) engage, directly or indirectly, in the Business anywhere within the United States and its territories and protectorates (the "Territory"); (b) solicit any Person who is or was a customer or supplier of Sellers or Shareholders during the two-year period immediately preceding the Closing Date, or who becomes a customer or supplier of Buyer at any time during the Term, for the purpose of engaging in, or assisting any Person in engaging in, any business which competes directly or indirectly with the Business; or (c) solicit for employment any Continuing Employee or any other Person who was, during the two-year period immediately preceding the Closing Date, or who becomes, at any time during the

     Term, an employee of Buyer. Notwithstanding the foregoing, nothing contained in this SECTION 5.6 shall prohibit Sellers or Shareholders from owning (in the aggregate) not more than five percent (5%) of any class of stock listed on a national securities exchange or traded in the over-the-counter market or continuing to own any interest in any noncompetitive business owned by Sellers or Shareholders as of the Closing Date. Notwithstanding the foregoing, nothing contained in this SECTION 5.6 shall prohibit any Shareholder from accepting employment with a company (other than either of Sellers) engaged in the Business, provided that (i) the Business constitutes less than fifteen percent (15%) of such company's total assets, revenue or net income; (ii) the Shareholder's employment with such company is unrelated to the Business; and (iii) the Shareholder is not employed by Buyer or one of its Affiliates at the time he accepts such employment. Notwithstanding the foregoing, the purposes of this SECTION
     5.6.1 and Rocky D'Aquilante only, the Business as applied to Rocky D'Aquilante shall mean only the distribution of gaming parts for other than an original equipment manufacturer or other business in which sales of gaming parts are less than 20% revenues and SUBSECTION 5.6.1 (B) shall only apply to the extent Rocky D'Aquilante has used Confidential Information as defined in SECTION 5.6.2 in such solicitation.

          5.6.2 Confidentiality. After the Closing, Sellers and Shareholders shall, and shall cause their shareholders, officers, employees, agents and Affiliates to, maintain the confidentiality of all information, documents and materials relating to the Business, the Assets or the transactions contemplated by this Agreement which remain in their possession, except to the extent disclosure of any such information is required by law or authorized by Buyer or reasonably occurs in connection with disputes over the terms of this Agreement. In the event that any of the Sellers or Shareholders reasonably believes after consultation with counsel that they are required by law to disclose any such confidential information described in this SECTION 5.6.2, Sellers and/or Shareholders will (a) provide Buyer with prompt notice before such disclosure in order that Buyer may attempt to obtain a protective order or other assurance that confidential treatment will be accorded to confidential information, and (b) cooperate with Buyer in attempting to obtain such order or assurance. The provisions of this
     SECTION 5.6.2 shall not apply to any information, documents or materials which are in the public domain or shall come into the public domain, other than by reason of default by Sellers or any Shareholder of any obligation under this Agreement or the Sellers' Agreements.

          5.6.3 Blue Pencil. If any court of competent jurisdiction shall at any time deem any particular term, restriction, covenant or promise (including the Term and the Territory) contained in this SECTION 5.6 to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency.

          5.6.4 Remedies. Without limiting the right of Buyer to pursue all other legal and equitable rights available to it due to a violation of this
     SECTION 5.6 by Sellers or the Shareholders, it is agreed that other remedies cannot fully compensate Buyer for such a violation and that Buyer shall be entitled to injunctive relief to prevent violation or continuing violation thereof.

     5.7 Taxes. Sellers shall be liable for paying all Taxes (whether assessed or unassessed) applicable to the Assets and the Business, in each case attributable to periods (or portions thereof) ending on or prior to the Closing Date. Buyer shall be liable for paying all Taxes (whether assessed or unassessed) applicable to the Assets and the Business attributable to periods (or portions thereof) beginning after the Closing Date. For purposes of this SECTION 5.7, any period beginning before and ending after the Closing Date shall be treated as two partial periods, one ending on the Closing Date and the other beginning after the Closing Date. Buyer and Sellers agree to timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce) or make a report with respect to, such taxes, including filings required under Section 1060 of the Code or any successor statute thereof.

     5.8 Transferee/Successor Liability. The parties agree that Buyer will not, by virtue of the transactions contemplated hereby, assume any liabilities or obligations of Sellers other than the Assumed Liabilities and, accordingly, Sellers agree to take all necessary actions to fully protect Buyer from and against any and all transferee or successor liability (other than with respect to the Assumed Liabilities) arising out of the transactions contemplated hereby, including, without limitation, any and all liabilities relating to COBRA, Taxes, Environmental Laws and Employee Benefit Plans.

     5.9 American Gaming & Electronics Name. Sellers and Shareholders acknowledge and agree that all of their rights in and to, and ownership of, the name "American Gaming & Electronics" and any similar name thereto shall be considered an Asset and be transferred hereunder to Buyer effective at the time of Closing. From and after the Closing, Sellers and Shareholders shall be prohibited from using the American Gaming & Electronics name; provided, however, that each of AGE and AGE Florida shall have five (5) Calendar Days from Closing to file corporate name changes in the jurisdictions where they are incorporated and qualified to do business and shall promptly provide Buyer with evidence of such changes.

     5.10 Accounts Receivable Adjustment. Upon expiration of the one hundred twenty (120) Calendar Day period commencing with the Closing (the "Collection Period"), in the event that Buyer shall have collected on the accounts receivable to Sellers as of the Closing Date (the "Accounts") an amount less than (i) the total accounts receivable (less any reserve for doubtful accounts) reflected in the final determination of the Actual Net Tangible Assets plus (ii) any collections on Accounts previously written off, Buyer may, at its sole option, on or before the tenth Calendar Day after expiration of the Collection Period assign to Sellers, and Sellers shall accept such assignment of, the uncollected portion of the Accounts and Sellers shall pay Buyer in cash in immediately available funds on said date, against such assignment, an amount equal to such uncollected portion. Collections from each customer will be applied against the oldest portion of the accounts receivable due from such customer to Buyer. Further, with respect to those Accounts as to which the customer has asserted some defense, setoff or other claim that the Account is not due and payable ("Disputed Accounts"), Buyer shall not be obligated to apply payments received from such customer against the Disputed Account. Buyer shall collect the Accounts in accordance with customary procedure and applicable Law. Buyer shall not compromise or settle accounts receivable which were less than one hundred twenty (120) Calendar Days old as of the Closing Date without the consent of the appropriate Seller, which consent will not be unreasonably withheld.

     5.11 Buyer's 401(k) Plan. Buyer agrees that each of its employees as of April 1, 2000 shall be eligible as of such date to participate in any 401(k) plan maintained by Wells-Gardner on such terms as are available to Wells-Gardner employees in the ordinary course of business.

                                   ARTICLE VI

                                 INDEMNIFICATION

     6.1 Indemnification by Sellers. From and after the Closing, Sellers and the Shareholders, on behalf of themselves and their respective heirs, successors and assigns, hereby agree, jointly and severally, to indemnify, defend and save Buyer and its Affiliates, and each of their respective officers, directors, employees, agents and shareholders (each a "Buyer Indemnified Party"), forever harmless from and against, and to promptly pay to a Buyer Indemnified Party or reimburse a Buyer Indemnified Party for, any and all liabilities (whether contingent, fixed or unfixed, liquidated or unliquidated or otherwise), obligations, deficiencies, demands, claims, suits, actions, causes of action, assessments, losses, costs, expenses, interest, fines, penalties, actual or punitive damages or costs or expenses of any and all investigations, proceedings, judgments, environmental analyses, remediations, settlements and compromises (including reasonable fees and expenses of attorneys, accountants and other experts) (collectively, the "Losses") sustained or incurred by any Buyer Indemnified Party relating to, resulting from, arising out of or otherwise by virtue of any of the following:

          6.1.1 any breach of any covenant, agreement, representation or warranty of Sellers or the Shareholders under this Agreement or any of the Sellers' Agreements, including, without limitation, the noncompetition and confidentiality provisions contained in SECTION 5.6 hereof;

          6.1.2 the operation of the Business on or prior to the Closing Date or any liabilities, actions or omissions of Sellers or the Shareholders, whether known or unknown as of the Closing Date, (except for the Assumed Liabilities), including, without limiting the generality of the foregoing, Losses relating, directly or indirectly, to (i) Taxes, (ii) wages and salaries, (iii) rents and any other operating or non-operating expenses or liabilities, (iv) violations or obligations under Environmental Laws, (v) COBRA and (vi) Employee Benefit Plans, it being understood and agreed that Buyer is not to assume any liabilities of Sellers of any kind or character, contingent or otherwise, except for the Assumed Liabilities;

          6.1.3 any assertion against any Buyer Indemnified Party with respect to the Excluded Liabilities;

          6.1.4 any assertion or recovery against Buyer of any liability under any "bulk sales" or similar law or statute relating to the transfer of Assets hereunder; and

          6.1.5 any of the items listed on Schedule 6.1.5 hereto.

     6.2 Escrow Account. In the event that Sellers or Shareholders are obligated to indemnify Buyer pursuant to this ARTICLE VI, Buyer may draw funds in the amount equal to such obligation from the Escrow Account provided for in
SECTION 2.1 hereof.

     6.3 Indemnification by Buyer. From and after the Closing, Buyer, on behalf of itself and its respective successors and assigns, hereby agrees to indemnify, defend and save Sellers and its Affiliates, and each of their respective officers, directors, employees and agents and the Shareholders, their heirs and representatives (each a "Seller Indemnified Party") forever harmless from and against, and to promptly pay to a Seller Indemnified Party or reimburse a Seller Indemnified Party for, any and all Losses sustained or incurred by any Seller Indemnified Party related to, resulting from, arising out of or otherwise by virtue of any of the following:

          6.3.1 the operation of the Business after the Closing Date or any liabilities, actions or omissions of Buyer after the Closing Date, except to the extent that any Losses are related to any condition existing prior to or on the Closing Date or any action or omission of Seller or Shareholder;

          6.3.2 any breach of any covenant, agreement, representation or warranty of Buyer under this Agreement or any of the Buyer's Agreements; and

          6.3.3 breach by Buyer of any of its obligations with respect to the Assumed Liabilities.

     6.4 Indemnification Procedure for Third Party Claims. In the event that subsequent to the Closing any Person entitled to indemnification under this Agreement (an "Indemnified Party") asserts a claim for indemnification or receives notice of the assertion of any claim or of the commencement of any action or proceeding by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement (including, but not limited to any domestic or foreign court or Governmental Entity) (a "Third Party Claim") against such Indemnified Party, against which a party to this Agreement is required to provide indemnification under this Agreement (an "Indemnifying Party"), the Indemnified Party shall give written notice together with a statement of any available information (other than privileged information) regarding such claim to the Indemnifying Party within thirty (30) Calendar Days after learning of such claim (or within such shorter time as may be necessary to give the Indemnifying Party a reasonable opportunity to respond to such claim). The Indemnifying Party shall have the right, upon written notice to the Indemnified Party (the "Defense Notice") within fifteen (15) Calendar Days after receipt from the Indemnified Party of notice of such claim, which notice by the Indemnifying Party shall specify the counsel it will appoint to defend such claim ("Defense Counsel"), to conduct at its expense, the defense against such claim in its own name, or, if necessary, in the name of the Indemnified Party; provided, however, that the Indemnified Party shall have the right to approve the Defense Counsel, which approval shall not be unreasonably withheld, and in the event the Indemnifying Party and the Indemnified Party cannot agree upon such counsel within ten (10) Calendar Days after the Defense Notice is provided, then the Indemnifying Party shall propose an alternate Defense Counsel, which shall be subject again to the Indemnified Party's approval which approval shall not be unreasonably withheld. If the parties still fail to agree on the Defense Counsel, then, at such time, they shall mutually agree in good faith on a procedure to determine the Defense Counsel. In the event that, in the opinion of legal counsel to the Indemnified Party, there is a conflict of interest inherent in the appointment of Defense Counsel by the Indemnifying Party, then the Indemnified Party shall have the right to appoint separate Defense Counsel, which shall be paid for by the Indemnifying Party.

          (a) In the event that the Indemnifying Party shall fail to give the Defense Notice within said 15 Calendar Day period, it shall be deemed to have elected not to conduct the defense of the Third Party Claim, and in such event the Indemnified Party shall have the right to conduct the defense in good faith and to compromise and settle the claim in good faith without prior consent of the Indemnifying Party, and the Indemnifying Party will be liable for all reasonable costs, expenses, settlement amounts or other Losses paid or incurred in connection therewith.

          (b) In the event that the Indemnifying Party does deliver a Defense Notice and thereby elects to conduct the defense of the Third Party Claim, the Indemnifying Party shall be entitled to have the exclusive control over said defense settlement of the subject claim and the Indemnified Party will cooperate with and make available to the Indemnifying Party such assistance and materials as it may reasonably request, all at the expense of the Indemnifying Party, and the Indemnified Party shall have the right at its expense to participate in the defense assisted by counsel of its own choosing. In such an event, the Indemnifying Party will not settle the subject claim without the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld.

          (c) Without the prior written consent of the Indemnified Party, the Indemnifying Party will not enter into any settlement of any Third Party Claim or cease to defend against such claim, if, pursuant to or as a result of such settlement or cessation, (i) injunctive relief or specific performance would be imposed against the Indemnified Party, or (ii) such settlement or cessation would lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder.

          (d) Notwithstanding paragraph (b) above, the Indemnifying Party shall not be entitled to control, but may participate in, and the Indemnified Party shall be entitled to have sole control over, the defense or settlement of any claim (i) that seeks a temporary restraining order, a preliminary or permanent injunction or specific performance against the Indemnified Party, (ii) to the extent such claim involves criminal allegations against the Indemnified Party, (iii) that if unsuccessful, would set a precedent that would materially interfere with, or have a material adverse effect on, the business or financial condition of the Indemnified Party, or (iv) to the extent such claim imposes liability on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder. In such an event, the Indemnifying Party will still have all of its obligations hereunder provided that the Indemnified Party will not settle the subject claim without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld.

          (e) Any final judgment entered or settlement agreed upon in the manner provided herein shall be binding upon the Indemnifying Party, and shall conclusively be deemed to be an obligation with respect to which the Indemnified Party is entitled to prompt indemnification hereunder.

          (f) A failure by an Indemnified Party to give timely, complete or accurate notice as provided in this SECTION 6.4 will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise directly and materially damaged as a result of such failure to give timely notice.

     6.5 Direct Claims. It is the intent of the parties hereto that all direct claims by an Indemnified Party against a party hereto not arising out of Third Party Claims shall be subject to and benefit from the terms of this ARTICLE VI. Any claim under this ARTICLE VI by an Indemnified Party for indemnification other than indemnification against a Third Party Claim, (a "Direct Claim") will be asserted by giving the Indemnifying Party reasonably prompt written notice thereof, and the Indemnifying Party will have a period of 30 Calendar Days within which to satisfy such Direct Claim. If the Indemnifying Party does not so respond within such 30 Calendar Day period, the Indemnifying Party will be deemed to have rejected such claim, in which event the Indemnified Party will be free to pursue such remedies as may be available to the Indemnified Party under this ARTICLE VI or otherwise.

     6.6 Right of Set-Off. Upon written notice to Sellers and Shareholders specifying in reasonable detail the basis for such set-off, Buyer may set-off from any amounts due to Sellers or Shareholders (with the exception of any amounts due to Sellers, James Irvin, Dave Mysel or Rocky D'Aquilante) solely in connection with the New Jersey Claim (as defined in the Escrow Agreement) pursuant to the Shareholder Purchase Agreement or any amount to which it or any Buyer Indemnified Party may be entitled pursuant to this ARTICLE VI. The exercise of such right of set-off by Buyer in good faith, whether or not ultimately determined to be justified, will not constitute an event of default under the Shareholder Purchase Agreement. Neither the exercise of nor the failure to exercise such right of set-off will constitute an election of remedies or limit Buyer in any manner in the enforcement of other remedies that might be available to it.

     6.7 Survival of Representations and Warranties of Sellers and the Shareholders; Time Limits on Indemnification Obligations. Notwithstanding any right of Buyer to investigate fully the affairs of Sellers with respect to the Business, and notwithstanding any knowledge of facts determined or determinable by Buyer pursuant to such investigation or right of investigation, Buyer has the right to rely fully upon the representations, warranties, covenants and agreements of Sellers contained in this Agreement or in any Transaction Document delivered pursuant hereto. The representations, warranties, covenants and agreements contained in SECTIONS 3.1.1, 3.1.2, 3.1.6, 3.1.9, 3.1.15, 3.1.21,
3.1.22 and 5.7 and this ARTICLE VI shall survive indefinitely. The representations, warranties, covenants and agreements in SECTION 5.6 shall survive the execution and delivery of this Agreement and the Closing hereunder and shall continue in full force and effect for a period of four (4) years after the Closing Date. All other representations, warranties, covenants and agreements contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing hereunder and shall continue in full force and effect for a period of two (2) years after the Closing Date.

     6.8 Survival of Representations and Warranties of Buyer; Time Limits on Indemnification Obligations. Sellers and Shareholders have the right to rely fully upon representations, warranties, covenants and agreements of Buyer contained in this Agreement or in any Transaction Document delivered pursuant hereto. The covenants and agreements contained in SECTION 5.7 and this ARTICLE VI shall survive indefinitely. All other representations, warranties, covenants and agreements of Buyer contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing hereunder and shall continue in full force and effect for a period of two (2) years after the Closing Date.

     6.9 Certain Limitations. Notwithstanding anything to the contrary set forth in this Agreement (but subject to the terms of this SECTION 6.9), indemnification under this ARTICLE VI and under SECTION 6.9 of the Shareholder Purchase Agreement will be limited as follows:

          (a) the aggregate amount of indemnification provided to Buyer by Sellers and the Shareholders under this Agreement and the Shareholder Purchase Agreement shall not exceed an amount equal to the Proceeds (as defined in this SECTION 6.9 below); and

          (b) the aggregate amount of indemnification provided to Sellers and Shareholders by Buyer under this Agreement and the Shareholder Purchase Agreement shall not exceed $100,000; and

          (c) the indemnification from the Sellers, James Irvin, Dave Mysel and Rocky D'Aquilante for any Losses arising out of or relating to the New Jersey Claim shall be limited to the amounts in the Escrow Account.

          However, this SECTION 6.9 will not apply to any fraud or intentional breach by any party hereto of any representations or warranties and such party shall be liable for all such Losses with respect to such breaches. "Proceeds" means the amount equal to the Purchase Price plus the maximum aggregate amount payable to the Shareholders pursuant to the Shareholder Purchase Agreement.

     6.10 Materiality. In this Article 6, for purposes of determining the existence of any misrepresentation or breach of any representation or warranty of the Sellers or Shareholders contained in this Agreement, any standard, qualification or requirement in any of the representations or warranties that an event or fact be material or have a material adverse effect in order for such event or fact to constitute a misrepresentation or breach of a representation or warranty shall be disregarded.

     6.11 Appointment of Representative. Each of the Shareholders hereby appoints James Irvin as such Shareholder's exclusive agent to act on such Shareholder's behalf with respect to any and all claims arising under this Agreement. In such representative capacity, James Irvin or any person who shall succeed him in such representative capacity is sometimes referred to in this Agreement as the "Representative." The Representative shall take, and the Shareholders agree that the Representative shall take, any and all actions which such Representative believes are necessary or appropriate under this Agreement for and on behalf of the Shareholders, as fully as if the Shareholders were acting on their own behalf, including, without limitation, defending, consenting to, compromising or settling any claims against any or all of the Shareholders under this Agreement or otherwise, conducting negotiations with Buyer and its representatives regarding such claims, taking any and all actions specified in or contemplated by ARTICLE VI of this Agreement and engaging counsel, accountants or other representatives in connection with the foregoing matters provided however, on any matter for which a Shareholder is solely liable, such as a breach of ARTICLE V, such Shareholder may elect to represent himself alone, outside this SECTION 6.11. Buyer shall have the right to rely upon all actions taken or omitted to be taken by the Representative pursuant to this Agreement, all of which actions or omissions shall be legally binding upon each of the Shareholders.


                                   ARTICLE VII

                                  MISCELLANEOUS

     7.1 Notice. Any notices, consents or other communication required to be sent or given by any of the parties shall in every case be in writing and will be deemed properly served if (a)


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



delivered personally, (b) sent by Certified U.S. mail, return receipt requested,
(c) sent by a recognized overnight courier service, or (d) sent by telecopier (with acknowledgment of complete transmission), provided that a copy is also mailed by Certified U.S. mail, return receipt requested, in each case, to the parties at the addresses and telecopier numbers as set forth below or at such other addresses and facsimile numbers as may be furnished to the other parties in writing.

          7.1.1 If to Buyer:

                        American Gaming & Electronics, Inc.
                        c/o Wells-Gardner Electronic Corporation
                        2701 North Kildare Avenue
                        Chicago, Illinois 60639-2014
                        Attention: President
                        Facsimile No.:  (773) 292-5677

                        with a copy to:

                        Katten Muchin Zavis
                        525 West Monroe Street
                        Suite 1600
                        Chicago, Illinois  60661-3693
                        Attention:  David J. Kaufman
                        Facsimile No.:  (312) 577-8648

          7.1.2 If to Sellers:

                        American Gaming & Electronics, Inc.
                        6255 McLeod Drive
                        Suite 22
                        Las Vegas, Nevada 89120
                        Attention: Ben Domenico and James Irvin
                        Facsimile No.: (702) 798-5762

                        American Gaming & Electronics of Florida, Inc. 2046 McKinley Street
                        Hollywood, Florida 33020
                        Attention: Dave Mysel
                        Facsimile No.: (954) 922-1855

                        with a copy to:

                        James, Driggs, Walch, Santoro, Kearney, Johnson &
                        Thompson
                        3773 Howard Hughes Parkway
                        Suite 290N
                        Las Vegas, Nevada 89109
                        Attention: Doug Driggs
                        Facsimile No.: (702) 791-1912

          7.1.3 If to Shareholders:

                        Ben Domenico
                        811 Adagio Street
                        Henderson, Nevada 89052

                        James Irvin
                        842 Sandhill Sage Street
                        Henderson, Nevada 89052

                        Dave Mysel
                        2600 South Ocean Drive
                        Apt. 103
                        Hollywood, Florida 33019

                        Rocky D'Aquilante
                        900 Elwood Road
                        Hammonton, New Jersey 08037



                        with a copy to:

                        James, Driggs, Walch, Santoro, Kearney, Johnson &
                        Thompson
                        3770 Howard Hughes Parkway, #290N
                        Las Vegas, Nevada 89109
                        Attention: J. Douglas Driggs, Jr., Esq.
                        Facsimile No.: (702) 791-0308


Date of service of such notice will be (i) the date such notice is personally delivered, (ii) three Calendar Days after the date of mailing if sent by certified or registered mail, (iii) one Calendar Day after delivery to the overnight courier, or (iv) the date such notice is sent by telecopier in accordance with this SECTION 7.1.

     7.2 Severability. The unenforceability or invalidity of any provision of this Agreement will not affect the enforceability or validity of any other provision.

     7.3 Successors. This Agreement will be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns, heirs and personal representatives.

     7.4 Documents. At and after the Closing, each party will execute all documents and take such other actions as the other parties may reasonably request in order to consummate the purchase of Assets and to accomplish the purposes of this Agreement.

     7.5 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.



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



     7.6 Expenses. Except as otherwise specifically provided herein, each of the parties shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in consummating purchase of the Assets.

     7.7 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to principles of conflicts of law.

     7.8 Headings. The subject headings of Articles and Sections of this Agreement are included for purposes of convenience only and will not affect the construction or interpretation of any of its provisions.

     7.9 Assignment. This Agreement will not be assignable or delegable by any party without the prior written consent of the other parties; provided, however, that nothing in this Agreement will limit Buyer's ability to assign its rights or delegate its responsibilities, liabilities, and obligations under this Agreement to any Person at any time without the consent of the other parties.

     7.10 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

     7.11 Definitions. As used in this Agreement,

          (a) "Affiliate" means an affiliate as defined in Rule 405 under the Securities Act of 1933, as amended, and includes any past and present Affiliate of a Person.

          (b) "Calendar Day" means any calendar day; provided that any Calendar Day which is the end of a time period specified in this Agreement which is a Saturday, a Sunday or a day on which federally chartered commercial banks are required or authorized by applicable law or executive order to close shall be deemed to fall on the next business day.

          (c) "COBRA" means the limited continued medical benefit coverage required to be provided under Section 4980B of the Code or state continuation coverage laws.

          (d) "Code" means the Internal Revenue Code of 1986, as amended.

          (e) "Employee Benefit Plans" means any Employee Pension Benefit Plan as defined in Section 3(2) of ERISA, "Employee Welfare Benefit Plan" (as defined in Section 3(1) of ERISA), "multi-employer plan" (as defined in Section 3(37) of ERISA), plan of deferred compensation, medical plan, life insurance plan, long-term disability plan, dental plan or other plan providing for the welfare of any of Sellers' or any Plan Affiliate's employees or former employees or beneficiaries thereof, personnel policy (including but not limited to vacation time, holiday pay, bonus programs, moving expense reimbursement programs and sick leave), excess benefit plan, bonus or incentive plan (including but not limited to stock options, restricted stock, stock bonus and deferred bonus plans), salary reduction agreement, change-of-control agreement, employment agreement, consulting agreement or any other benefit, program or contract.

          (f) "Environmental Laws" means existing federal, state and local laws, rules, regulations, ordinances, order, statutes, actions, codes, standards, permits, licenses, policies and requirements relating to public health and safety, worker health and safety and pollution and protection, preservation or conservation of the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C.ss.9601 et seq., the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C.ss.6901 et seq., the Emergency Planning and Community Right-to-Know Act ("Right-to-Know Act"), 42 U.S.C.ss.11001 et seq., the Clean Air Act ("CAA"), 42 U.S.C.ss.7401 et seq., the Federal Water Pollution Control Act ("Clean Water Act"), 33 U.S.C.ss.1251 et seq., the Toxic Substances Control Act ("TSCA"), 15 U.S.C.ss.2601 et seq., the Safe Drinking Water Act, 42 U.S.C.ss.300f et seq., the Occupational Safety and Health Act, 42 U.S.C.ss.651 et seq., and the Hazardous Materials Transportation Act, 49 U.S.C.ss.1801, all as amended, and any regulations, rules, ordinances adopted or publications promulgated pursuant thereto.

          (g) "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

          (h) "Governmental Entity" means any foreign, federal, state or local governmental or regulatory body, including any instrumentality, division, agency or department of such a body.

          (i) "Hazardous Substances" means any pollutant or contaminant (as that term is defined in 42 U.S.C. ss.9601(33)), toxic pollutant (as that term is defined in 33 U.S.C. ss.1362(13)), hazardous substance (as that term is defined in 42 U.S.C. ss.ss.9601 et seq. and the regulations promulgated thereunder), hazardous chemical (as that term is defined by 29 C.F.R. ss.1910.1200(c)), hazardous waste (as that term is defined in 42 U.S.C. ss.6903(5)), radioactive material, including, without limitation, any naturally occurring radioactive material, any source, special nuclear or by-product material as defined in 42 U.S.C. ss.ss.2011 et seq., friable asbestos and asbestos containing material, regulated levels of polychlorinated biphenyls, petroleum and petroleum waste, including crude oil or any petroleum derived substance, waste or breakdown or decomposition product thereof, or any constituent of any such petroleum substance or waste, or any substance or material which because of its toxicity, corrosiveness, ignitability, reactivity or infectious characteristics may pose a threat to human health or the environment and which is subject to any Environmental and Safety Requirements.

          (j) "Intellectual Property" means all worldwide proprietary information of Sellers used in connection with the Business including, but not limited to, the rights, if any, to the American Gaming & Electronics name and assumed names wherever used, all patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); all trademarks, service marks, trade dress, trade names and corporate names; all registered and unregistered statutory and common law copyrights; all registrations, applications, extensions and renewals for any of the foregoing; all trade secrets, confidential information, ideas, formulae, compositions, know-how, research and development information drawings, specifications, designs, plans, improvements, proposals, technical and computer data, documentation and software, financial, business and marketing plans, and customer and supplier lists and related information and all other proprietary rights relating to the sale or service of products by, and the conduct of, the Business.

          (k) "Law" means any law, ordinance or regulation of any federal, state, local or foreign Government Entity (including, but not limited to, building and zoning ordinances, occupational health and safety laws and regulations and Environmental Laws, statutes and ordinances).

          (l) "Licenses" means all licenses, permits, franchises, approaches and authorizations by or of any Governmental Entity or other person required for the conduct of the Business or in connection with ownership, occupancy or operation of the Assets.

          (m) "Lien" means any claims, liens, privileges, pledges, collateral assignments, bonds for deed, charges, restrictions, options, preemptive rights, mortgages, hypothecations, assessments, pledges, encumbrances or security interests of any kind or nature whatsoever.

          (n) "ordinary course of business" means an action taken by a Person will be deemed to have been taken in the ordinary course of Sellers' business if
(i) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;
(ii) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature; and (iii) such action is similar in nature and magnitude to actions customarily taken without any separate or special authorization, in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

          (o) "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, entity or Government Body.

          (p) "Plan Affiliate" means any Person or entity with which Sellers constitutes all or part of a controlled group of corporations, a group of trades or businesses under common control or an affiliated service group, as each of those terms are defined in Section 414 of the Code.

          (q) "Tax" means any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing; the foregoing shall include any transferee or secondary liability for a Tax and any liability assumed by agreement or arising as a result of being (or ceasing to be) a member of any Affiliated Group, as defined in Section 1504 of the Code, (or being included (or required to be included) in any tax return relating thereto).

          (r) "to the knowledge of Sellers," "to Sellers' knowledge" or any similar term means knowledge possessed, or which should have been possessed after due inquiry in connection therewith, by the officers of Sellers or any Shareholder.

     7.12 Entire Agreement. This Agreement, the Transaction Documents and all Schedules and Exhibits attached hereto or thereto (which will be deemed incorporated in this Agreement and


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



made a part of this Agreement) set forth the entire understanding of the parties and may be modified only by instruments signed by all of the parties.

     7.13 Third Parties. Nothing expressed or implied in this Agreement is intended or will be construed to confer upon or give to any person, other than the parties to this Agreement, any rights or remedies under or by reason of this Agreement.

     7.14 Interpretative Matters. Unless the context otherwise requires, (i) all references to Articles, Sections, Schedules or Exhibits are to Articles, Sections, Schedules or Exhibits in this Agreement, (ii) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, feminine or neuter gender will include the masculine, feminine and neuter and (iii) the term "including" shall mean by way of example and not by way of limitation.

                            [SIGNATURE PAGE FOLLOWS]









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



     IN WITNESS WHEREOF, the parties have executed this Agreement of the date first above written.

                                        BUYER:

                                        AMERICAN GAMING & ELECTRONICS, INC.,
                                        a Nevada corporation



                                        By:   /s/ Mark E. Komorowski
                                           ------------------------------------
                                        Name: Mark E. Komorowski
                                             ----------------------------------
                                        Its:  President
                                            -----------------------------------

                                        SELLERS:

                                        AMERICAN GAMING & ELECTRONICS, INC.,
                                        a New Jersey corporation



                                        By:   /s/ Ben Domenico
                                           ------------------------------------
                                        Name: Ben Domenico
                                             ----------------------------------
                                        Its:  President
                                            -----------------------------------


                                        AMERICAN GAMING & ELECTRONICS,
                                        OF FLORIDA, INC., a Florida corporation



                                        By:   /s/ Dave Mysel
                                           ------------------------------------
                                        Name: Dave Mysel
                                             ----------------------------------
                                        Its:  President
                                            -----------------------------------





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



                                        SHAREHOLDERS:


                                        /s/ Ben Domenico
                                        ---------------------------------------
                                        Ben Domenico


                                        /s/ James Irvin
                                        ---------------------------------------
                                        James Irvin


                                        /s/ Dave Mysel
                                        ---------------------------------------
                                        Dave Mysel


                                        /s/ Rocky D'Aquilante
                                        ---------------------------------------
                                        Rocky D'Aquilante








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